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EXHIBIT 99.2

VERIFICATION STATEMENTS FROM THE PROVINCE OF BRITISH COLUMBIA, CANADA,
MINISTRY OF FINANCE AND CORPORATE RELATIONS

BRITISH COLUMBIA	Ministry of Finance and Corporation Relations Corporate and Personal Property Registries	Mailing Address: PO Box 9431 Stn Prov Govt Victoria, BC, V8W 9V3 Location: 2nd Floor 940 Blanshard Street Victoria BC

VERIFICATION STATEMENT

Registrering Party: RICHARD BUELL SUTTON 300 - 1111 MELVILLE STREET VANCOUVER, B.C., V6E 4H7	Page: 1

    This report specifies the details of your current registration, comprised of your base registration and any related Financing Change Statements on our files. Compare the details on the Verification Statement to the statement your submitted for registration and if it is recorded as submitted, file this Verification Statement with your record of the security agreement as a permanent record of what is recorded with the Personal Property Registry. To Discharge or Renew this registration family complete and return the Verification Financing Change Statement indicating the desired change. For more detailed instructions, see the reverse side of the Verification Financing Change Statement or the Registration Guide.

PSA SECURITY AGREEMENT

Reg. Date:	Sept/05/2001	Reg. Length:	20 years
Reg. Time:	10:59:21	Expiry Date:	Sep/05/2021
Base Reg#:	9649857	Control #:	B4276160
Block#
S0001	Secured Party:	THE UNIVERISTY OF BRITISH COLUMBIA 2075 WEBROOK MALL VANCOUVER, BC, V6T 1W5
D0001	Base Debtor:(business)	KAIZEN FOOD CORPORATION SUITE 200 - 841 WEST BROADWAY VANCOUVER, BC, V5Z 1J9

BRITISH COLUMBIA	Ministry of Finance and Corporation Relations Corporate and Personal Property Registries	Mailing Address: PO Box 9431 Stn Prov Govt Victoria, BC, V8W 9V3 Location: 2nd Floor 940 Blanshard Street Victoria BC

VERIFICATION STATEMENT

Page: 2

General Collateral:

ANY AND ALL KNOWLEDGE, KNOW-HOW AND /OR TECHNIQUE OR TECHNIQUES INVENETED, DEVELOPED AND/OR ACQUIRED BY THE SECURED PARTY OR THE BASE DEBTOR RELATING TO CYSTATINS MODIFIED BY GLYCOSYLATION IN ORDER TO ENHANCE STABILITY AND ACTIVITY METHODS OF MAKING SUCH CYSTATINS AND METHODS OF USING SUCH CYSTATINS TO INHIBIT PROTEOLYSIS, LICNSED BY THE SECURED PARTY TO THE BASE DEBTOR, INCLUDING ALL RESEARCH, DATA, SPECIFICATIONS, INSTRUCTIONS, MANUALS, PAPERS OR OTHER MATERIALS OF ANY NATURE WHATSOEVER, WHETHER WRITTEN OR OTHERWISE, RELATING TO THE SAME AND ALL IMPROVEMENTS, VARIATIONS, UPDATES, MODIFICATIONS AND ENHANCEMENTS, ALL PROCEEDS OF THE FOREGOING INCLUDING ALL GOODS, INTANGIBLES, SECURITIES, INSTRUMENTS, DOCUMENTS OF TITLE, CHATTEL PAPER AND MONEY.

Registering Party:	RICHARDS BUELL SUTTON 300 - 1111 MELVILLE STREET VANCOUVER, B.C., V6E 4H7

END OF REGISTRATION VERIFICATION

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EXHIBIT 99.2 VERIFICATION STATEMENTS FROM THE PROVINCE OF BRITISH COLUMBIA, CANADA, MINISTRY OF FINANCE AND CORPORATE RELATIONS
VERIFICATION STATEMENT
PSA SECURITY AGREEMENT
VERIFICATION STATEMENT